Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of September 2, 2022 (the “Closing Date”) is entered into among TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

AGREEMENT

Borrower Representative, each Borrower from time to time party hereto, Agent and Lenders hereby agree as follows:

1.ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2.LOAN AND TERMS OF PAYMENT

2.1Promise to Pay. Each Borrower hereby unconditionally promises to pay Agent, for the ratable benefit of Lenders, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and all other amounts owing hereunder as and when due in accordance with this Agreement.

2.2Availability and Repayment of the Loans.

(a)Availability.

(i)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans, in a single disbursement, to Borrower on the Closing Date in an aggregate amount of Ten Million Dollars ($10,000,000) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”).  After repayment, no Term A Loan may be re‑borrowed.

(ii)Subject to Term B Draw Date Condition and other terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate amount up to Fifteen Million Dollars ($15,000,000) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”).  After repayment, no Term B Loan may be re‑borrowed.

(iii)Subject to the terms and conditions of this Agreement, the Lenders may, in their sole discretion upon Borrower’s request, agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate principal amount equal to Ten Million Dollars ($10,000,000.00) disbursed in a single advance and, if made, according to a commitment schedule to be provided by the Lenders prior to the Funding

Date of such term loans (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan, or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans and the Term C Loans are hereinafter referred to collectively as the “Term Loans”).  After repayment, no Term C Loan may be re‑borrowed.

(b)Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date, Borrowers shall make consecutive monthly payments of equal principal, which would fully amortize the principal amount of the by the Maturity Date, plus accrued and unpaid interest. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the Final Payment, other fees and other sums, if any, shall be due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c)Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:

(i)all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)the Prepayment Fee, plus

(iii)the Final Payment, plus

(iv)all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

(d)Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrower Representative provides written notice to Agent (whereupon Agent shall promptly provide written notice thereof to Lenders) of its election to prepay the Loans at least ten (10) Business Days prior to such prepayment, and pay, on the date of such prepayment, to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:

(i)all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)the Prepayment Fee, plus

(iii)the Final Payment, plus

(iv)all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

(e)Use of Proceeds. Borrowers shall use the proceeds of the Loans for working capital and general corporate purposes.

2.3Payment of Interest.

(a)Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on October 1, 2022; provided that, Borrowers agree to pay, on the Funding Date of each Term Loan, any partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof.

(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

In computing interest, (i) all payments received after 11:00 a.m. Eastern Time on any day may, at Agent’s discretion, be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate shall be effective as of the Payment Date immediately following such change.

(d)Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4Fees and Charges. Borrowers shall pay to Agent, for the ratable benefit of Lenders:

(a)Closing Fee. A closing fee in the amount of (i) $50,000 due and payable on the Closing Date, and (ii) an amount equal to one half of one percent (0.50%) of Term B Loan and Term C Loan advanced to Borrower, due and payable on the applicable Funding Date of such Term B Loan  and Term C Loan.

(b)Prepayment Fee. The Prepayment Fee as and when due pursuant to Sections 2.2(c) and 2.2(d). Each Borrower agrees that the Prepayment Fee is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Loans;

(c)Final Payment. The Final Payment as and when due pursuant to Sections 2.2(b), 2.2(c) and 2.2(d); and

(d)Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within two (2) Business Days after demand by Agent).  Borrower Representative has paid to Agent a deposit of Seventy-Five Thousand Dollars ($75,000) to initiate Agent’s due diligence review process, which will be applied to the Lender Expenses on the Closing Date; with any excess returned to Borrower Representative on or promptly after the Closing Date.

(e)Fees Fully Earned. Unless otherwise expressly provided in this Agreement, the fees and charges specified in (i) clause (a) above are fully-earned as of the Closing Date and (ii) clauses (b) through (d) above are due and payable pursuant to the terms of this Agreement, and in no event shall any Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by each Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of a Lender’s obligation to make loans and advances hereunder and notwithstanding the required payment date for such fees or charges. Agent, on behalf of Lenders, may debit and deduct amounts owing by Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).

2.5Payments; Application of Payments; Automatic Payment Authorization.

(a)All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim (subject to Section 2.7(b)), before 11:00 a.m. Eastern Time on the date when due. Payments of principal and/or interest received after 11:00 a.m. Eastern Time may, at Agent’s discretion, be considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c)Unless otherwise notified by Agent in writing, Agent, for itself or for the ratable benefit of Lenders, as applicable, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other amounts Borrowers owe Agent or Lenders when due. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due to Agent or Lenders at Agent’s address specified in Section 10, or as otherwise notified by Agent in writing.

2.6Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

2.7Taxes.

(a)For purposes of this Section 2.7, the term “Law” includes FATCA.

(b)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (i) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(j) relating to the maintenance of a Participant Register and (i) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.7, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in 2.7(g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to any Loan Party described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax

Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.7 (including by the payment of additional amounts pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)If Agent (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Agent, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Agent is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, Agent shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY is applicable, as well as any applicable supporting documentation or certifications.

Each party’s obligations under this Section 2.7 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments, the expiration or cancellation of all letters of credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.CONDITIONS OF LOANS

3.1Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)duly executed signatures to this Agreement;

(b)duly executed original signatures to the Warrant;

(c)duly executed signatures to the Account Control Agreements required under Section 6.6(b);

(d)duly executed signatures to the Collateral Access Agreement(s) for such locations as Agent may require;

(e)for each Borrower, a certificate of such Borrower, duly executed by a Responsible Officer of such Borrower, certifying and attaching (i) the Operating Documents of such Borrower, (ii) resolutions duly approved by the Board of such Borrower, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Borrower’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(f)the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(g)[reserved];

(h)the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank;

(i)a legal opinion of counsel to Borrowers;

(j)projections for Borrower Representative’s fiscal year ending December 31, 2022;

(k)all documentation and other information that Agent or any Lender reasonably requires in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to include a duly executed copy of an IRS Form W-9 or other such applicable IRS Forms;

(l)a disbursement letter, duly executed by Borrower Representative;

(m)the Automatic Payment Authorization, duly executed by Borrower Representative;

(n)payment of the closing fee and Lender Expenses then due as specified in Section 2.4(a);

(o)capitalization tables for Borrower Representative, including both a summary of Equity Interests outstanding, by class and series, as well as a detail showing holdings investor, with respect to each investment, the purchase price per share, the deemed original issue price (if different), and with respect to each convertible security, option, or warrant, the conversion price or exercise price, as applicable, and including detail by class and series as well as on an as-converted to common stock basis;

(p)evidence that the all-asset lien (w/proceeds, excl. certain equity interests, IP/ neg. pledge) in favor of Silicon Valley Bank, filed 11/13/13 (cont. 06/15/18) as instrument no. 20134459872 has been terminated;

(q)the Agent and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Agent in its sole discretion; and

(r)completion of such matters and delivery of such documents as Agent may reasonably require.

3.2Conditions Precedent to all Loans. Each Lender’s obligation to make each Loan is subject to the following conditions precedent:

(a)except for any Loans funded on the Closing Date, timely receipt of an executed Loan Request by Agent (whereupon Agent shall promptly notify all applicable Lenders);

(b)the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)the Agent shall have received, in form and substance satisfactory to Agent, the duly executed original signatures to the Warrant;

(d)no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(e)there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

3.3Covenant to Deliver.

(a)Borrowers agree to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Loan. Borrowers expressly agree that a Loan made prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Agent’s sole discretion.

(b)Borrower agrees to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Agent may approve in writing), in each case, in form and substance reasonably acceptable to Agent.

3.4Procedures for Borrowing. To obtain a Loan (other than any Loan made on the Closing Date), Borrower Representative shall deliver a completed Loan Request to Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, five (5) Business Days prior to the date such Loan is requested to be made (whereupon Agent shall promptly notify all affected Lenders). On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.

4.CREATION OF SECURITY INTEREST

4.1Grant of Security Interest. Each Borrower hereby grants to Agent, for itself and the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) and at such time as Lenders’ obligation to make Loans has terminated, Agent shall, at Borrower’s sole cost and expense, and upon written request therefor, promptly release its Liens in the Collateral, execute all reasonably requested documents and agreements to evidence such release, and all rights therein shall revert to the applicable Borrower.

4.2Priority of Security Interest. Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s Lien under this Agreement). If a Borrower shall acquire a commercial tort claim with a potential recovery in excess of  One Hundred Thousand Dollars ($100,000), Borrowers shall promptly notify Agent in writing and deliver such other information and documents as Agent may require to perfect Agent’s security interest in such commercial tort claim. If a Borrower shall acquire a certificate with respect to Shares or any instrument, such Borrower shall promptly notify Agent in writing and deliver the same together with a stock power or instrument of transfer and any necessary endorsement, all in form satisfactory to Agent, but subject, with respect to any Excluded Subsidiary, to the limitations set forth in Section 4.4.

4.3Authorization to File Financing Statements. Each Borrower hereby authorizes Agent to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Borrower.

4.4Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Agent a security interest in (A) with respect to any Subsidiary that is not an Excluded Subsidiary, all of the Borrower’s direct ownership interest in such Subsidiary and (B) with respect to any Subsidiary that is a First-Tier Excluded Subsidiary, 65% the voting equity interests of such First-Tier Excluded Subsidiary and 100% of the non-voting equity interests of such First-Tier Excluded Subsidiary, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or as required pursuant to Section 6.11, the certificate or certificates for such Equity Interests, to the extent certificated, will be delivered to Agent, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Borrower has an interest, such Borrower shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, and provided further, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

5.REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:

5.1Due Organization, Authorization; Power and Authority.

(a)Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change to Agent in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii)

the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b)The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2Collateral.

(a)Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b)Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Agent a perfected security interest therein as required pursuant to the terms of Section 6.6(b).

(c)The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d)Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) Intellectual Property having any material value licensed to such Loan Party and noted on the Perfection Certificate or disclosed pursuant to Section 6.7(b), and (v) immaterial Intellectual Property licensed to such Loan Party.  Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.

5.3Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Borrower has received any notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in material breach with respect thereto. No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.

5.4Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings,

Two Hundred Fifty Thousand Dollars ($250,000) or in which any adverse decision has had or could reasonably be expected to have a Material Adverse Effect.

5.5Financial Statements; Financial Condition. All consolidated and consolidating financial statements for the Loan Parties and each of their Subsidiaries delivered to Agent fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating financial condition of the Loan Parties and their respective Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Agent.

5.6Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Twenty-Five Thousand Dollars ($25,000). No Borrower is aware of any claims or adjustments proposed for any prior tax years of any Borrower or any of its Subsidiaries which could reasonably be expected to result in a material amount of additional taxes becoming due and payable by a Borrower or any of its Subsidiaries.

5.10Shares. Such Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11Compliance with Laws.

(a)No Loan Party or Subsidiary of Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b)No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the

Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c)No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor to any Loan Party’s knowledge, any Affiliate of any Loan Party or of any Subsidiary, nor to any Loan Party’s knowledge, any present holder of Equity Interests of any of the foregoing (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is, or will become, a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person.

(d)Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e)No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12Products. A complete and accurate list of the Products, is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. The Loan Parties and each of its Subsidiaries hold all required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all required Governmental Approvals are in full force and effect. There are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened in writing, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any required Governmental Approval nor, to the knowledge, information and belief of such Loan Party, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

(a)With respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiary has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or material violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(b)With respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiary has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(c)There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect, and

(d)There have been no Product recalls or voluntary Product withdrawals from any market which impact Products with an aggregate fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000) for any individual or series of related recalls or withdrawals.

5.13Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement given or made to Agent or Lenders by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given or made to Agent or Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.AFFIRMATIVE COVENANTS

Each Borrower shall, and shall cause each Loan Party to, do all of the following:

6.1Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in accordance therewith, and comply with all terms and conditions with respect to such required Governmental Approvals.

6.2Financial Statements, Reports, Certificates. Provide Agent with the following:

(a)Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering Borrower Representative and its Subsidiaries’ operations for such month, in form acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b)Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)Annual Operating Budget and Financial Projections. (i) Within ninety (90) days after the end of each fiscal year of Borrower Representative (and promptly and within five (5) days of any material modification thereto), an operating budget, on a consolidated and consolidating basis (including income statements, balance sheets and cash flow statements, by month) for the following 12-month period, together with any related business forecasts used in the preparation thereof, and (ii) if at any time reforecasting is required by Section 6.10(a), updated projections in accordance with Section 6.10(a), provided that, the foregoing projections described in clauses (i) and (ii) shall be in form satisfactory to Agent, and shall set forth, on a monthly basis, projected Revenue, EBITDA, capital expenditures and projected cash flow, and shall be subject to Agent’s satisfactory review and approval, in Agent’s sole discretion.

(d)Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion (except for a going concern qualification or comment which is typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent (it being understood that Borrower Representative’s public accounting firm as of the Closing Date or a nationally recognized public accounting firm is reasonably acceptable), together with any management letter with respect thereto.

(e)Other Statements. Within five (5) Business Days of delivery, copies of all material statements, reports and notices generally made available to all Borrower Representative’s Equity Interest holders or to all holders of Borrower Representative’s Preferred Stock or to any holders of Subordinated Debt in such capacities only and not as a result of contractual arrangements unrelated to such Person’s capacity as a security holder.

(f)SEC Filings. In the event that Borrower Representative becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission.  Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower Representative posts such documents, or provides a link thereto, on Borrower Representative’s website address.

(g)Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of Two Hundred Fifty Thousand Dollars ($250,000) or more.

(h)Valuation Reports; Capitalization Tables. A copy of each 409A valuation report as to Borrower Representative’s capital stock that Borrower Representative receives after the Closing Date within fifteen (15) days after the Borrower Representative’s receipt thereof, and an updated copy of Borrower Representative’s summary capitalization table reflecting any material modification to the aggregate fully-diluted capitalization numbers as set forth in the version most recently delivered to Agent with each monthly Compliance Certificate provided pursuant to Section 6.2(b).

(i)Board Materials. Within five (5) Business Days after delivery, and in the same manner as delivered to Board members (or, as applicable, the members of any committee or subcommittee of the Board), copies of all materials that Borrower Representative provides to Board members (or committee or subcommittee members) in connection with meetings of the Board or of any committee or subcommittee of the Board, including any reports with respect to Borrowers’ operations or performance, and promptly after such meeting, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as Borrower Representative reasonably deems necessary in order to (A) preserve the confidentiality of proprietary information, or (B) prevent impairment of the attorney client privilege or (C) avoid a conflict of interest on the part of Agent or any Lender.

(j)Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.

(k)Other Reports and Information. Together with the monthly financial reports, reports as to the following, in form acceptable to Agent: accounts receivable and accounts payable aging, and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Agent.

(l)Bank Account Statements. Within five (5) Business Days after the end of each month, a copy of each account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within five (5) Business Days, upon Agent’s request, evidence satisfactory to Agent of the balance maintained in any such Deposit Account or Securities Account.

(m)Annual Tax Return. Within five (5) Business Days of filing, a copy of Borrower Representative’s federal income tax return, and any amendment thereto.

(n)Equity Financing Documents. Together with the next Compliance Certificate due after the consummation of any preferred stock financing, a copy of the documents entered into in connection with such financing.

(o)Evidence of Insurance Renewal. Annually, prior to the expiration of Borrowers’ then-current liability and casualty property insurance policies as required in accordance with Section 6.5, updated insurance certificates confirming required coverage and endorsements.

(p)Product Related. Within five (5) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect.

Agent may require Borrowers to provide any required reports, notices and certificates through various electronic means, including Agent’s portfolio monitoring online portal.

6.3Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date or which are otherwise reasonable and in accordance with industry standards at the applicable time. Borrower Representative shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000).

6.4Taxes; Pensions. File, and cause each of its Subsidiaries to file, all required tax returns and reports and pay, and require each of its Subsidiaries to pay, all foreign, federal, state and local income taxes owed by such Loan Party and each of its Subsidiaries, except (i) for deferred payment of any taxes contested pursuant to the terms of Section 5.9, or (ii) to the extent that the failure to do so could not reasonably expected to have a Material Adverse Effect, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5Insurance.

(a)Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party.

(b)Ensure that proceeds payable under any property policy with respect to Collateral are, at Agent’s option, payable to Agent on account of the Obligations. To that end, all property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payable, all liability policies shall show, or have endorsements showing, Agent as an additional insured, in each case, in form satisfactory to Agent and as set forth on Exhibit E.

(c)Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent has been granted a first priority security interest and (b) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Agent, be payable to Agent on account of the Obligations.

(d)At Agent’s request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).

(e)If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6Deposit and Securities Accounts.

(a)Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Agent, satisfactory to Agent.

(b)Provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank, broker or other financial institution, and upon opening such account, provide Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. For each Collateral Account that any Loan Party at any time maintains (other than Excluded Accounts), Borrowers shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Account Control Agreement may not be terminated without the prior written consent of Agent.

(c)In the event that Borrowers have Accounts in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate with respect to which Medicare or other similar programs of any Governmental Authority is the Account Debtor, Borrowers shall notify Agent thereof on the next Compliance Certificate, and shall enter into an amendment to this Agreement and set up such dedicated Collateral Accounts and direct the payment of such Accounts as Agent may reasonably require to protect Agent’s interests in such Accounts and the proceeds thereof.

6.7Intellectual Property.

(a)Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrowers have demonstrated to Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)Provide written notice to Agent at least ten (10) days prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Agent and Lenders at reasonable times during normal business hours and upon reasonable notice, without expense to Agent or Lenders, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to such Loan Party.

6.9Access to Collateral; Books and Records. Allow Agent, or its agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with Section 6.13 at reasonable times during normal business hours and upon reasonable notice. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.

6.10Financial Covenant.  Borrowers shall, at all times, maintain Liquidity in an amount not less than the greater of (i) [***] ([***]) or (ii) Monthly Burn multiplied by (a) [***] ([***]) if Borrower has not drawn a Tranche B Term Loan, or (b) [***] ([***]) if Borrower has drawn a Tranche B Term Loan.

6.11Joinder of Subsidiaries.

(a)At such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary  after the Closing Date, or at any time upon Agent’s request with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (a) promptly, and in any event within five (5) days of creation, acquisition or request, as applicable, provide written notice to Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) promptly, and in any event within ten (10) Business Days of formation or creation (or such other period as Agent may agree in writing in its sole discretion), as applicable: take all such action as may be reasonably required by Agent to (i) cause the applicable Subsidiary to either: (A) provide to Agent a joinder to this Agreement pursuant to which such Subsidiary (other than an Excluded Subsidiary) becomes a Loan Party hereunder, or (B) guarantee the Obligations of Borrowers under the Loan Documents and grant a security interest in and to the collateral of such Subsidiary (other than an Excluded Subsidiary) (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Agent, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens) in and to the assets of such Subsidiary and (ii) to pledge all of the direct or beneficial Shares in such Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

(b)Borrowers shall not permit Subsidiaries which are not Loan Parties, in the aggregate to (i) maintain cash and other assets with an aggregate value for all such Subsidiaries in excess of 10% of consolidated assets of Borrower Representative and its Subsidiaries, tested on the last day of each fiscal quarter, (ii) achieve revenue in excess of 10% of consolidated revenue of Borrower Representative and its Subsidiaries, tested quarterly, for the twelve month period then ended, (iii) own any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) be a party to any contracts which, if terminated, would reasonably be expected to result in a Material Adverse Effect, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Agent with respect to the Obligations as Agent may request within twenty (20) days (or such other period as Agent may agree in writing).

6.12Property Locations.

(a)Provide to Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b)With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), Borrowers shall cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property for Agent’s benefit. Borrowers shall deliver to Agent each warehouse receipt, where negotiable, covering any such property; provided, however, that Borrowers shall cause Fisher Clinical Services to deliver a Collateral Access Agreement for the location at 7554 Schantz Rd, Allentown, PA 18106 only when the value of Collateral held at such location exceeds One Million Dollars ($1,000,000).

(c)With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), Borrowers shall cause such third party to execute and deliver a Collateral Access Agreement for such location.

6.13Management Rights. At reasonable times during normal business hours and upon reasonable notice, any representative of Lenders shall have the right to meet with management and officers of Borrowers to discuss such books of account and records. In addition, Lenders shall be entitled at reasonable times during normal business hours and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.

6.14Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

6.15Post-Closing Requirement. Within sixty (60) days after the Closing Date, provide Agent with evidence satisfactory to Agent that the insurance policies and endorsements required by Section 6.5 are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Agent;

7.NEGATIVE COVENANTS

No Borrower shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2Changes in Business, Management, or Ownership. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve (except that a Subsidiary may liquidate or dissolve provided that all of its assets are transferred to a Loan Party); or (c) permit or suffer any Key Person departing from or ceasing to be employed by Borrower; (d) permit or suffer a Change in Control, or (e) without at least ten (10) days prior written notice to Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same, except where (i) total cash consideration for all such transactions does not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) during any fiscal year, and (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transaction; provided that a Subsidiary may merge or consolidate into another Subsidiary or into a Borrower, provided further, that in any merger or consolidation involving a Borrower, Borrower shall always be the surviving entity, and in any transaction involving Borrower Representative, Borrower Representative shall be the surviving entity.

7.4Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over Agent’s Lien.

7.6Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7Distributions; Investments. (a) Pay any dividends or make any distribution or payment in respect of its Equity Interests or redeem, retire or purchase any of its Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement with Agent; (iii) any Borrower or Subsidiary thereof may pay dividends solely in Equity Interests of such Borrower or Subsidiary, and any Subsidiary may pay cash distributions to a Loan Party; (iv) Borrower Representative may make cash payments in lieu of fractional shares; and (v) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by the Board, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases pursuant to clause (iv) above expressly permitted above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of Default, exists or could reasonably be expected to occur, (ii) each Loan Party is solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws.

7.8Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by investors acceptable to Agent in its sole but reasonable discretion for capital raising purposes; and (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the Board.

7.9Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject; or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations.

7.10Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11Foreign Subsidiary Assets. Transfer to, license to or permit either of (a) Tracon Pharma International Ltd., a company organized under the laws of Ireland, or (b) Tracon Pharma Ltd., a company organized under the laws of England to hold or maintain (i) any Intellectual Property or (ii) any other assets having an aggregate value in excess of Five Thousand Dollars ($5,000.00).

8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default. Any Loan Party fails to (a) make any payment of principal or interest on any Loan on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Loan will be made during the cure period).

8.2Covenant Default.

(a)A Borrower fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11 or 6.13, or violates any covenant in Section 7; or

(b)A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Loan Party be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Loan Party shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Loans will be made.

8.3Material Adverse Effect. A Material Adverse Effect has occurred;

8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or

(b)(i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5Insolvency. (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) the realizable value of the Loan Parties’ assets is less than the aggregate sum of its liabilities; (c) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (d) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty five (45) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement in favor of Agent); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver (x) Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto, (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document, and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Agent be materially less advantageous to any Loan Party.

8.7Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third party insurance) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

8.8Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9Subordinated Debt. Except as permitted thereunder, any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10Reserved.

8.11Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect.

8.12Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

9.AGENT’S RIGHTS AND REMEDIES

9.1Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, at its option, or upon election by Lenders, shall, without notice or demand, do any or all of the following:

(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent or any Lender);

(b)stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing);

(c)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Borrower money of Agent’s security interest in such funds;

(d)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(e)ratably apply to the Obligations any amount held by Agent or any Lender owing to or for the credit or the account of a Borrower;

(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(g)deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(h)demand and receive possession of any Borrower’s Books; and

(i)exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Borrowers shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, a Borrower’s rights under all licenses and all franchise agreements inure to Agent’s benefit.

9.2Power of Attorney. Each Borrower hereby irrevocably appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Agent’s security interest and Liens in the Collateral; (b) endorse such Borrower’s name on any checks or other forms of payment or security; (c) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (e) make, settle, and adjust all claims under such Borrower’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Agent or a third party as the Code permits; and (h) dispose of the Collateral. Each Borrower further hereby appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign such Borrower’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Agent’s security interest in the Collateral, (ii) take all such actions which such Borrower is required, but fails to do under the covenants and provisions of the Loan Documents; (iii) take any and all such actions as Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Agent under this Agreement or the other Loan Documents. Agent’s foregoing appointment as each Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

9.3Protective Payments. If a Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower Representative with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

9.4Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Agent shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of Lenders. Agent shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or to such other Persons legally entitled thereto. Borrowers shall remain liable to Agent and Lenders for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash or immediately available funds therefor.

9.5Agent’s Liability for Collateral. So long as Agent complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Agent, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative. Any failure by Agent or any Lender, at any time or times, to require strict performance by each Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or Lenders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent has all rights and remedies provided under the Code, by law, or in equity. Agent or any Lender’s exercise of one right or remedy is not an election and shall not preclude Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver. Each Borrower waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.8Shares. Each Borrower recognizes that Agent may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10.NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document shall be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Agent and Borrowers may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers:Tracon Pharmaceuticals, Inc.

4350 La Jolla Village Dr.

Suite 800

San Diego, CA 92121

Attention: Chief Financial Officer

Email: sbrown@traconpharma.com

With a copy,Cooley LLP

not constituting notice, to:4401 Eastgate Mall

San Diego, CA 92121

Attn: Matt Browne

Email: mbrowne@cooley.com

If to Agent:RUNWAY GROWTH FINANCE CORP.

205 N Michigan Ave., Suite 4200

Chicago, IL 60601

Attention: Legal Reporting

Email:

legalreporting@runwaygrowth.com

runwayagency@alterdomus.com

With a copy, DLA Piper LLP (US)

not constituting notice, to:401 B Street, Suite 1700

San Diego, CA

Attn: Parker Zangoei

Email: Parker.Zangoei@us.dlapiper.com

11.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Borrower hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Borrower at the address set forth in, or subsequently provided by such Borrower in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of Borrowers’ actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. Each Borrower hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH BORROWER AGREES THAT IT SHALL NOT SEEK FROM AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.GENERAL PROVISIONS

12.1Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated. So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Maturity Date by Borrowers, by written notice of termination to Agent (whereupon Agent shall promptly provide a copy of such notice to Lenders). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2Successors and Assigns.

(a)Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).

(b)Assignments by Lenders. Each Lender has the right, without the consent of or notice to Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than any Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Lender shall not assign its interest in the Loans and Loan Documents to any Person who in the reasonable estimation of Lender is a direct competitor of Borrower or a distressed debt or vulture fund.

(c)Minimum Amounts.

(i)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 12.2(c)(ii) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii)In any case not described in Section 12.2(c)(i) the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent) shall not be less than $1,000,000.

(d)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(e)Required Consents. No consent shall be required for any assignment except the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(f)Assignment Agreement. The parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire, all required tax forms and any and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable anti-money-laundering laws.

(g)No Assignment to Certain Persons. Without Agent’s consent, no such assignment shall be made to (A) Borrowers or any of Borrowers’ Affiliates or Subsidiaries or (B) to any defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(h)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(i)Certain Additional Payments. In connection with any assignment of rights and obligations of any defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Borrowers and Agent, the applicable pro rata share of Loans previously requested but not funded by the defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such defaulting Lender to Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a defaulting Lender for all purposes of this Agreement until such compliance occurs.

(j)Register. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3Indemnification. Each Borrower agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Agent, Lenders and Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.  Without limiting the generality of Section 2.7(b) of this Agreement, this Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

12.5Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.8Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought (with copies to Agent). Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. Any waiver or amendment shall be subject to an administrative fee of $15,000 and payment of Lender Expenses incurred in connection therewith. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10Confidentiality. In handling any confidential information, Agent and Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Agent or Lender, including pursuant to the Securities Exchange Act of 1934, as amended; (d) to Agent or Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Agent or Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Agent or Lenders so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Agent or any Lender’s possession when disclosed to Agent or Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Agent or Lender in violation of this Agreement) after disclosure to Agent or

Lender, as applicable; or (ii) disclosed to Agent or Lender by a third party, if Agent or Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

12.11Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrower shall act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Agent or any Lender, such Borrower shall do so through Borrower Representative.

12.12Tax Treatment. Each party hereto hereby acknowledges and agrees that the Loans made on the Closing Date are part of an investment unit within the meaning of Section 1273(c)(2) of the IRC, which includes the Warrant. Notwithstanding anything to the contrary contained herein, each party hereto hereby further acknowledges and agrees that for United States federal, state and local income tax purposes the portion of the “issue price” of such investment unit allocated to the Loans made on the Closing Date under Section 1273(b) of the IRC, and the aggregate fair market value of the Warrant on the Closing Date, each shall equal an amount to be determined by Agent in consultation with Borrower Representative after the Closing Date, based on a valuation performed by Lenders’ tax advisors. Upon notification of such valuation by Agent to Borrower Representative, each party hereto agrees to use the issue price and fair market value, as applicable, as determined in accordance with the foregoing, for all income financial accounting and regulatory purposes with respect to this transaction.

12.13Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17Appointment of Agent.

(a)Each Lender hereby appoints Agent to act on behalf of Lenders as administrative agent and collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. The provisions of this Section 12.17 are solely for the benefit of Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b)If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from Lenders, and Agent shall incur no liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c)Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective related parties. The exculpatory provisions of this Section 12 shall apply to any such sub agent and to the related parties of such Agent and any such sub agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

(d)Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e)With respect to its Commitments and Loans hereunder, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Agent was not Agent and without any duty to account therefor to Lenders. Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f)Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)Each Lender agrees to indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Loan Parties.

(h)Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Agent’s giving notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

(i)In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j)Nothing in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to the Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k)If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received thereby, then Agent will be entitled to recover such amount from such Lender on demand without set off, counterclaim or deduction of any kind.

(l)If Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set off, counterclaim or deduction of any kind.

(m)Agent shall be deemed to have no knowledge of any Event of Default unless such Agent shall have received written notice thereof from a Lender or a Loan Party stating that it is a “notice of Default” and an Event of Default has occurred. Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Agent from, or delivered by Agent to, any Loan Party; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n)Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Lenders.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS

TRACON PHARMACEUTICALS, INC., a Delaware corporation

By /s/ Charles P. Theuer, M.D., Ph.D.

Name: Charles P. Theuer, M.D., Ph.D.

Title: President and Chief Executive Officer

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

AGENT:

RUNWAY GROWTH FINANCE CORP.

By /s/ Thomas Raterman

Name: Thomas Raterman

Title:

LENDER:

RUNWAY GROWTH FINANCE CORP.

By /s/ Thomas Raterman

Name: Thomas Raterman

Title:

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Agent pursuant to which Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Amortization Date” means the first Payment Date that falls after the end of the Interest Only Period.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Margin” means five percent (5%).

“Applicable Rate” means a variable annual rate equal to (i) the Prime Rate plus (ii) the Applicable Margin.

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit H, with such amendments or modifications as may be approved by Agent.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Borrower Representative.

“Borrower” and “Borrowers” has the meaning set forth in the preamble hereof.

“Borrower Representative” has the meaning set forth in the preamble hereof.

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“Borrowers’ Books” means all of each Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Cash Burn” means, for any period of determination, Borrower’s operating cash flow determined based on the most recently projected cash burn as provided in Borrower’s board approved projections delivered in accordance with Section 6.2(c) hereof, in accordance with GAAP, calculated on a trailing three (3) month basis, divided by three (3).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction, event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Borrower Representative’s Equity Interests who were holders of Equity Interests as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Borrower Representative; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board, who did not have such power before such transaction; or (c) the Transfer of all or substantially all assets of Borrowers or of a material business line of Borrowers; or (d) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble hereof.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Borrower described on Exhibit B, and any collateral securing the Obligations pursuant to any guaranty or pursuant to any other Loan Document.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Agent.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

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“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit C.

“Consolidated Change in Cash and Cash Equivalents” means for any period, an amount equal to (i) Liquidity as of the last day of such period, less (ii) Liquidity as of the first day of such period, less (iii) any net cash proceeds received by Loan Parties from Indebtedness received or incurred during such period.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) any deposit accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments, and identified as such in writing to Agent (ii) the Silicon Valley Bank collateral account #3303827157.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than Two Hundred Fifty Thousand Dollars ($250,000) of Collateral is located.

“Excluded Subsidiary” means, with respect to any Loan Party, any Subsidiary of such Loan Party, at any date of determination, (a) that is a “controlled foreign corporation” as defined in Section 957(a) of the IRC, (b) that is a direct or indirect Subsidiary of a “controlled foreign corporation” as defined in Section 957(a) of the IRC, or (c) substantially all of the assets of which are (1) equity interests in (or such equity interests and Indebtedness or other obligations owed or treated for U.S. federal income taxes as owed by) one or more “controlled foreign corporations” as defined in Section 957(a) of the IRC, and/or (2) equity interests in (or such equity interests and Indebtedness or other obligations owed or treated for U.S. federal income taxes as owed by) an entity that is otherwise described in this clause (c).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of (i) such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any credit extension or Loan Document), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a credit extension pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the credit extensions or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s  failure to comply with Section 2.7(g), and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.

“FDA” means U.S. Food and Drug Administration.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the aggregate principal amount of Term Loan made by Lenders pursuant to Section 2.2(a) multiplied by the Final Payment Percentage.

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“Final Payment Percentage” means four and one quarter of one percent (4.25%).

“First-Tier Excluded Subsidiary” means any Excluded Subsidiary the capital stock of which is owned directly by any Loan Party.

“Foreign Lender” means any Lender (or if the Lender is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Lender for U.S. federal income tax purposes) that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary, including each of Tracon Pharma International Ltd., a company organized under the laws of Ireland, and Tracon Pharma Ltd., a company organized under the laws of England.

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any Person providing a Guaranty with respect to the Obligations or providing collateral, security or other credit support for all or any portion of the Obligations.   For the avoidance of doubt, no Excluded Subsidiary shall be a Guarantor.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.

“Indemnified Person” has the meaning set forth in Section 12.3.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;

(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)any and all source code;

(d)any and all design rights which may be available to such Person;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Only Period” means the period commencing on the Closing Date and ending on September 30, 2024.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Key Person” means the Chief Executive Officer and Chief Financial Officer of Borrower Representative.

“Lender” has the meaning set forth in the preamble hereof.

“Lender Expenses” means all reasonable and out of pocket audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of measurement, the sum of unrestricted cash and Cash Equivalents and marketable securities of the Loan Parties maintained in Collateral Accounts subject to Account Control Agreements in favor of Agent.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, any Guaranty, any Subordination Agreement, the Account Control Agreements, the Collateral Access Agreements, any note, or notes, the Automatic Payment

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Authorization, and any other present or future agreement by a Loan Party with or for the benefit of Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.   For the avoidance of doubt, no Excluded Subsidiary shall be a Loan Party.

“Loan Request” means a written request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, any loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties as a whole; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability of Agent to enforce any of its rights or remedies with respect to any Obligations.

“Maturity Date” means September 1, 2026.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Monthly Burn” means, as of any date of measurement, the average monthly Consolidated Change in Cash and Cash Equivalents and marketable securities for the three-month period ending as of the date of measurement based on the most recent Compliance Certificate delivered to Lender hereunder.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal interest, fees, Lender Expenses, the Prepayment Fee, the Final Payment and any other amounts due to be paid by a Borrower or Loan Party, and each Borrower’s and Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Borrower or Loan Party owes to Agent or any Lender at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrant), including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Borrower or Loan Party assigned to Agent or any Lender.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration

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of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document) imposed with respect to an assignment.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the fifteenth (15th) calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Indebtedness” means:

(g)each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(h)Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(i)Subordinated Debt;

(j)unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(k)Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(l)Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(m)Indebtedness (i) among Loan Parties, (ii) of a Loan Party, subject to the conditions set forth in clause (d) of the defined term “Permitted Investments”, and (iii) of a Subsidiary that is not a Loan Party to a Loan Party, subject to the conditions set forth in clause (d) of the defined term “Permitted Investments”;

(n)Indebtedness with respect to credit cards in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000);

(o)Other unsecured Indebtedness not otherwise permitted hereunder in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000); and

(p)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(q)Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;

(r)(i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent;

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(s)Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;

(t)Investments (i) among Loan Parties, (ii) in a Loan Party, provided that any Indebtedness of a Loan Party owing to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms satisfactory to Agent, and (iii) by a Loan Party in a Subsidiary which is not a Loan Party, provided that the aggregate amount of such Investments shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year;

(u)Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000) outstanding in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by the Board;

(v)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(w)Investments consisting of Deposit Accounts maintained in compliance with Section 6.6;

(x)Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this clause (h) shall not apply to Investments of a Loan Party in any Subsidiary;

(y)Investments accepted in connection with Permitted Transfers; and

(z)other Investments not otherwise permitted hereunder in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) per fiscal year.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non‑exclusive and exclusive licenses for the use of the Intellectual Property of any Loan Party or any of its Subsidiaries entered into in the Ordinary Course of Business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of any Loan Party or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Agent and the Lenders and delivers to Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement.

“Permitted Liens” means:

(aa)Liens arising under this Agreement and the other Loan Documents;

(bb)Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(cc)purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the

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Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding;

(dd)Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the IRC, and the Treasury Regulations adopted thereunder;

(ee)leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(ff)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(gg)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(hh)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding One Hundred Thousand Dollars ($100,000) at any time;

(ii)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(jj)Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Agent has a perfected security interest in such Deposit Account, or the securities maintained therein and Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;

(kk)Liens consisting of Permitted Licenses; and

(ll)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means

(mm)sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(nn)dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(oo)Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(pp)the use or transfer of money or Cash Equivalents in the Ordinary Course of Business for the payment of ordinary course business expenses in a manner that is not prohibited by the Loan Documents; and

(qq)other Transfers of assets having a fair market value of not more than Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year.

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“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” means, with respect to any prepayment of the Loans prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)for a prepayment made on or after the Closing Date through and including the first anniversary of the Closing Date, three percent (3%) of the principal amount of such Loan prepaid;

(ii)for a prepayment made after the date which is after the first anniversary of the Closing Date, through and including the second anniversary of the Closing Date, two percent (2%) of the principal amount of the Loans prepaid; and

(iii)for a prepayment made after the date which is after the second anniversary of the Closing Date, one percent (1%) of the principal amount of the Loans prepaid.

“Prime Rate” means, at any time, the greater of (i) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”, and (ii) three and one half of one percent 3.50%. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the prime rate specified by the three (3) largest U.S. money center commercial banks, as determined by Agent.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by any Loan Party or any Subsidiary of any Loan Party or which any Loan Party or any Subsidiary of any Loan Party intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by any Loan Party or any Subsidiary of any Loan Party since its incorporation.

“Projections” means projections with respect to the business of Borrowers and their Subsidiaries, on a monthly basis, including projected Revenue, EBITDA, capital expenditures and including projected statements of cash flow, in form and substance reasonably satisfactory to Agent, delivered in accordance with Section 6.2(c).

“Recipient” means (a) the Agent, or (b) any Lender, as applicable.

“Register” has the meaning set forth in Section 12.2(f).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other

11

Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Agent’s right to sell any Collateral.

“Second Draw Period” is the period commencing on the date of the occurrence of the Term B Loan Event and ending on the earlier of (i) June 30, 2024 and (ii) the occurrence and continuance of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Term B Loan Event an Event of Default has occurred and is continuing.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries, but excluding Equity Interests in any Excluded Subsidiary as set forth in Section 4.4.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance reasonably satisfactory to Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” is defined in Section 2.2(a)(ii) hereof.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term B Loan Event” means the receipt by Agent of evidence reasonably satisfactory to Agent that Borrower Representative has made a public announcement of [***] for [***] that is sufficient for [***].

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“Term B Draw Date Condition” means Borrowers’ Liquidity shall be equal to or greater than the greater of (a) [***] ([***]) and (b) an amount that would provide a ratio of Liquidity to Cash Burn of at least [***] to [***].

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan Commitment” means as to any Lender, the aggregate principal amount of Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Third Draw Period” is the period commencing on the Closing Date and ending on the earlier of (i) December 31, 2024 and (ii) the occurrence and continuance of an Event of Default.

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.7(g).

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, each Warrant to Purchase Common Stock dated as of the as of the Closing Date and each Funding Date executed by Borrower Representative in favor of each Lender, as amended, modified, supplemented, extended or restated from time to time.

“Withholding Agent” means the Borrower, each Loan Party and the Agent.

13

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), one hundred percent (100%) of the issued and outstanding equity securities of each Subsidiary that is not an Excluded Subsidiary,  sixty‑five percent (65%) of the total outstanding voting equity securities and one hundred percent (100%) of the non-voting equity securities of any First-Tier Excluded Subsidiary, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing or anything to the contrary herein, the Collateral does not include (i) more than 65% of the outstanding voting equity securities of any First Tier Excluded Subsidiary or any equity securities of any Excluded Subsidiary that is not a First-Tier Excluded Subsidiary; (ii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the “Collateral”; and (iii) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property.  If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

1

EXHIBIT C

LOAN REQUEST

RUNWAY GROWTH FINANCE CORP.Date:

Legal Reporting

205 N Michigan Ave, Suite 4200

Chicago, IL 60601

Email: legalreporting@runwaygrowth.com;

runwayagency@alterdomus.com

Reference is made to that certain Loan and Security Agreement, dated September 2, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”), and each Person party thereto as a borrower from time to time, the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity, “Agent”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[	] on [] (the “Funding Date”) pursuant to the Agreement, and authorizes Agent to:

(a)Wire Funds to:

Bank:

Address:

ABA Number:

Account Number:

Account Holder:

(b)Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to: (i) the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

Borrower Representative agrees to notify Agent promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Agent has received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO LOAN REQUEST]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE:

TRACON PHARMACAUTICALS, INC., a Delaware corporation

By:

Name:

Title:

2

SCHEDULE 1

Evidence of Term B Loan Event

3

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:RUNWAY GROWTH FINANCE CORP.Date:

FROM: TRACON PHARMACEUTICALS, INC., a Delaware corporation

Reference is made to that certain Loan and Security Agreement, dated [DATE] (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity “Agent”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending

with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Appendix 1 sets forth true and accurate calculations with respect to the financial covenants in Section 6.10 of the Agreement.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements and Compliance Certificate	Monthly, within 30 days	Yes No
Projections	Projections: Annually, within 90 days after fiscal year end	Yes No
Annual audited financial statements and any management letters	Annually, within 180 days of fiscal year end	Yes No
Statements, reports and notices to stockholders	Within 5 Business Days of delivery	Yes No
SEC filings	Within 5 days after filing with SEC	Yes No
Legal action notices and updates	Promptly	Yes No
409A valuation report	Within 15 days of receipt	Yes No
Summary capitalization table	With each Compliance Certificate	Yes No
Board materials	Within 5 Business Days	Yes No
Board minutes	Promptly after Board meetings	Yes No
IP report	At the end of each fiscal quarter	Yes No
Federal tax return	Within 5 Business Days of when filed	Yes No
Bank account statements (with transaction detail)	Within 5 Business Days after the last day of each month, or within 5 Business Days of Agent’s request	Yes No

1

Product related material correspondence, reports, documents and other filings	Within 5 Business Days		Yes No]
Copies of preferred stock financing documents	Together with Compliance Certificate due after closing of such financing		Yes No
Financial Covenants	Required		Complies
Minimum Liquidity	See Section 6.10		Yes No
Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $250,000 outstanding	$	Yes No
Repurchases of stock from former employees, officers and directors	Not to exceed $250,000 per fiscal year	$	Yes No
Investments in Subsidiaries	Not to exceed $250,000 per fiscal year	$	Yes No
Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $100,000 at any time	$	Yes No

Other Matters

Has any Borrower changed its legal name, jurisdiction of organization or chief executive office?  If yes, please complete details below:

_______________________________________________________________________

	Yes	No

Has there been any change of chief executive officer?  If so, please describe appointment of any interim replacement (required within 30 days) or full-time replacement by a candidate with equivalent qualifications:

_______________________________________________________________________

	Yes	No
Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No
Legal Name of SubsidiaryJurisdiction of OrganizationHolder of Subsidiary Equity InterestsEquity Interests Certificated? (Y/N)Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No
Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

2

Is there any new Product not previously disclosed on the Perfection Certificate or any prior Compliance Certificate?  If yes, please complete details below:

_______________________________________________________________________

	Yes	No
Has any Loan Party entered into a Restricted License? If yes, please describe below: _______________________________________________________________________	Yes	No
Do Accounts owing from Medicare or other similar programs of any Governmental Authority exceed $250,000	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

BORROWER REPRESENTATIVE:

TRACON PHARMACEUTICALS, INC., a Delaware corporation

By:

Name:

Title:

3

EXHIBIT E

REQUIREMENTS FOR INSURANCE DOCUMENTATION

Contact Information for Insurance Documentation:

RUNWAY GROWTH FINANCE CORP., as

collateral agent, and its successors and assigns

205 N. Michigan Ave., Suite 4200

Chicago, IL 60601

Attn: Legal Reporting

Document Requirements:

Document	Requirement
1.Certificate of Liability Insurance (ACORD FORM 25)

•RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be designated as “Additional Insured”.

•RUNWAY GROWTH FINANCE CORP. name and address to be listed as Certificate Holder.

2.General Liability Endorsement (Additional Insured Endorsement)	•RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be named in additional insured endorsement.
3.Evidence of Commercial Property Insurance (ACORD FORM 28)

•All-risk commercial property insurance incurring all of each Borrower’s property

•RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be designated as “Lender’s Loss Payable,” with Lender’s Loss Payable provision designated.

•RUNWAY GROWTH FINANCE CORP., as collateral agent, to be designated in Name and Address of Additional Interest.

•Insured locations to include all locations of Borrowers listed in the Perfection Certificate

4.Commercial Property Endorsement (Lender’s Loss Payable Endorsement)

•RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be scheduled and designated as “Lender Loss Payable” by endorsement

•Lender loss payable clause with stipulation that coverage will not be cancelled without a minimum of 10 days’ prior written notice for non-payment of premium, or 30 days for any other cancellation.

5.[Collateral Assignment of Key Man Insurance	•RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be named as additional beneficiary, pursuant to collateral assignment in form acceptable to Agent.]

4

EXHIBIT F

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of September 2, 2022, TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”) hereby authorizes RUNWAY GROWTH FINANCE CORP., as administrative agent for Lenders (in such capacity, “Agent”), or any affiliate acting on its behalf pursuant to the Loan Agreement and the bank or financial institution named below (“Bank”) to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower, and to cause electronic funds transfers to an account of Agent to be applied to the payment of any and all amounts due under the Loan and Security Agreement, dated September 2, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and Agent, as administrative agent and collateral agent for Lenders, including without limitation, principal, interest, fees, expenses and charges (including Lender Expenses). Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:

Address:

ABA Number:

Account Number:

Account Holder:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of Borrower Representative:

TRACON PHARMACEUTICALS, INC., a Delaware corporation

By:

Name:

Title:

2

EXHIBIT G

FORM OF

SECURED PROMISSORY NOTE

$[________________][_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, TRACON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of September 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, the other lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity, “Agent”), the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to Agent, for the ratable benefit of Lenders, pursuant to certain other Loan Documents.

The terms of Section 11 are incorporated herein, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

BORROWERS

TRACON PHARMACEUTICALS, INC., a Delaware corporation

By

Name:

Title:

2

EXHIBIT H

FORM OF ASSIGNMENT AGREEMENT

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Security Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration set forth below as the “Purchase Price”, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and[the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty (express or implied) by [the][any] Assignor.

1.	Assignor[s]:____________
2.	Assignee[s]:____________ [for each Assignee identify Lender]
3.	Borrower(s): TRACON PHARMACEUTICALS, INC., a Delaware corporation
4.	Agent: RUNWAY GROWTH FINANCE CORP., as the “Agent” under the Loan Agreement.
5.

Loan Agreement: Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower and any other borrowers from time to time party thereto, the Assignee, (together with any other lenders from time to time party thereto, collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders.

6.	Loan Assigned Interest:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is from a single Assignee, choose the first bracketed language. If the assignment is from multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loan for all Lenders	Amount of Loan Assigned	Percentage Assigned of Loan[7]
		$	$	%
		$	$	%
		$	$	%

[5]	List each Assignor as appropriate
[6]	List each Assignee, as appropriate.
[7]	Set forth, to at least 9 decimals, as a percentage of the Loan of all Lenders thereunder.

7.	Purchase Price: $

Effective Date: ________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

Consented to and Accepted:

RUNWAY GROWTH FINANCE CORP., as Agent

By:

Name:

Title:

EXHIBIT I-1

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [DATE] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TRACON PHARMACEUTICALS, INC., a Delaware corporation, and each other Person party thereto as a borrower from time to time, the lenders from time to time party thereto and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders.

Pursuant to the provisions of Section 2.7 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-2

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [DATE] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TRACON PHARMACEUTICALS, INC., a Delaware corporation, and each other Person party thereto as a borrower from time to time, the lenders from time to time party thereto and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders.

Pursuant to the provisions of Section 2.7 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-3

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [DATE] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TRACON PHARMACEUTICALS, INC., a Delaware corporation, and each other Person party thereto as a borrower from time to time, the lenders from time to time party thereto and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders.

Pursuant to the provisions of Section 2.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [DATE] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TRACON PHARMACEUTICALS, INC., a Delaware corporation, and each other Person party thereto as a borrower from time to time, the lenders from time to time party thereto and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders.

Pursuant to the provisions of Section 2.7 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

SCHEDULE 1
COMMITMENTS

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$10,000,000	100.00%
TOTAL	$10,000,000	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$15,000,000	100.00%
TOTAL	$15,000,000	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$25,000,000	100.00%
TOTAL	$25,000,000	100.00%

SCHEDULE 2

POST-CLOSING DELIVERIES